EXHIBIT 99.1

Adaptive Biotechnologies Reports First Quarter 2020 Financial Results

SEATTLE, May 12, 2020 – Adaptive Biotechnologies Corporation (“Adaptive Biotechnologies”) (Nasdaq: ADPT), a commercial stage biotechnology company that aims to translate the genetics of the adaptive immune system into clinical products to diagnose and treat disease, today reported financial results for the quarter ended March 31, 2020.

“Adaptive’s immune medicine platform was built to decode the specific immune response to any disease, which we are now applying in full force to COVID-19,” said Chad Robins, chief executive officer and co-founder of Adaptive Biotechnologies. “Importantly, we are able to do this while maintaining focus on our current products and future pipeline.”

Recent Highlights

•	Revenue of $20.9 million for the first quarter of 2020, representing a 65% increase over the corresponding period in 2019
•	Clinical tests for clonoSEQ increased 75% to 3,518 clinical tests in the first quarter of 2020, compared to the first quarter 2019
•	Extended existing partnership with Microsoft to decode the adaptive immune response to COVID-19 and potentially develop an improved diagnostic; data to be made publicly available
•	Announced strategic partnership with Amgen to leverage Adaptive’s immune medicine platform to discover and develop therapeutic antibodies for COVID-19
•	Executed South San Francisco lease expansion to construct personalized cell therapy prototyping lab for Genentech collaboration

First Quarter 2020 Financial Results

Revenue was $20.9 million for the quarter ended March 31, 2020, representing a 65% increase from the first quarter in the prior year. Sequencing revenue was $9.5 million for the quarter, representing a 56% increase from the first quarter in the prior year. Development revenue increased to $11.4 million for the quarter, representing a 74% increase from the first quarter in the prior year.

Operating expenses were $55.5 million for the first quarter of 2020, compared to $32.7 million in the first quarter of the prior year, representing an increase of 70%.

Net loss was $31.4 million for the first quarter of 2020, compared to $18.4 million for the same period in 2019.

Adjusted EBITDA (non-GAAP) was a loss of $28.0 million for the first quarter of 2020, compared to a loss of $15.2 million for the first quarter of the prior year.

Cash, cash equivalents and marketable securities was $655.8 million as of March 31, 2020.

2020 Financial Guidance

Given the ongoing uncertainty of the scope, duration and impact of the COVID-19 pandemic, Adaptive Biotechnologies is withdrawing its previously announced annual revenue guidance for 2020, which was issued on February 26, 2020.

Webcast and Conference Call Information

Adaptive Biotechnologies will host a conference call to discuss its first quarter financial results after market close on Tuesday, May 12, 2020 at 4:30 PM Eastern Time. The conference call can be accessed at http://investors.adaptivebiotech.com. The webcast will be archived and available for replay at least 90 days after the event.

About Adaptive Biotechnologies

Adaptive Biotechnologies (“we” or “our”) is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed to develop products in life sciences research, clinical diagnostics and drug discovery. We have two commercial products, and a robust clinical pipeline to diagnose, monitor and enable the treatment of diseases such as cancer, autoimmune conditions and infectious diseases. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient. For more information, please visit adaptivebiotech.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Use of Non-GAAP Financial Measure

This press release includes references to Adjusted EBITDA, which is a non-GAAP financial measure that we define as net loss adjusted for interest and other income, net, income tax benefit (expense), depreciation and amortization and share-based compensation expenses. We have provided a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Management uses Adjusted EBITDA to evaluate the financial performance of our business and the effectiveness of our business strategies. We present Adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry and it facilitates comparisons on a consistent basis across reporting periods. Further, we believe it is helpful in highlighting trends in our operating results because it excludes items that are not indicative of our core operating performance.

Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. We may in the future incur expenses similar to the adjustments in the presentation of Adjusted EBITDA. In particular, we expect to incur meaningful share-based compensation expense in the future. Other limitations include that Adjusted EBITDA does not reflect:

• all expenditures or future requirements for capital expenditures or contractual commitments;

• changes in our working capital needs;

• income tax benefit (expense), which may be a necessary element of our costs and ability to operate;

• the costs of replacing the assets being depreciated and amortized, which will often have to be replaced in the future;

• the non-cash component of employee compensation expense; and

• the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations.

In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

Investor Contact

Carrie Mendivil

investors@adaptivebiotech.com

Media Contact

Beth Keshishian

media@adaptivebiotech.com

Adaptive Biotechnologies

Condensed Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue
Sequencing revenue	$9,469	$6,083
Development revenue	11,441	6,583
Total revenue	20,910	12,666
Operating expenses
Cost of revenue	5,343	4,988
Research and development	23,935	12,483
Sales and marketing	14,007	7,817
General and administrative	11,821	7,004
Amortization of intangible assets	424	419
Total operating expenses	55,530	32,711
Loss from operations	(34,620)	(20,045)
Interest and other income, net	2,894	1,659
Income tax benefit	323	—
Net loss	(31,403)	(18,386)
Fair value adjustment to Series E-1 convertible preferred stock options	—	(254)
Net loss attributable to common shareholders	$(31,403)	$(18,640)
Net loss per share attributable to common shareholders, basic and diluted	$(0.25)	$(1.45)
Weighted-average shares used in computing net loss per share attributable to common shareholders, basic and diluted	126,058,389	12,886,087

Adaptive Biotechnologies

Condensed Balance Sheets

(in thousands, except share and per share amounts)

	March 31,	December 31,
	2020	2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$212,688	$96,576
Short-term marketable securities (amortized cost of $340,952 and $479,791, respectively)	342,485	480,290
Accounts receivable, net	9,382	12,676
Inventory	10,518	9,069
Prepaid expenses and other current assets	9,573	14,079
Total current assets	584,646	612,690
Long-term assets
Property and equipment, net	24,952	60,355
Operating lease right-of-use assets	31,058	—
Long-term marketable securities (amortized cost of $98,847 and $105,263, respectively)	100,618	105,435
Restricted cash	2,138	2,138
Intangible assets, net	11,504	11,928
Goodwill	118,972	118,972
Other assets	998	784
Total assets	$874,886	$912,302
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$3,895	$4,453
Accrued liabilities	3,804	4,371
Accrued compensation and benefits	4,177	8,124
Current portion of deferred rent	—	371
Current operating lease liabilities	1,502	—
Current deferred revenue	64,572	60,994
Total current liabilities	77,950	78,313
Long-term liabilities
Deferred rent liability, less current portion	—	6,918
Operating lease liabilities, less current portion	36,545	—
Financing obligation	—	36,607
Deferred revenue, less current portion	208,828	219,332
Other long-term liabilities	—	93
Total liabilities	323,323	341,263
Commitments and contingencies
Shareholders’ equity
Preferred stock: $0.0001 par value, 10,000,000 shares authorized at March 31, 2020 and December 31, 2019; no shares issued and outstanding at March 31, 2020 and December 31, 2019	—	—
Common stock: $0.0001 par value, 340,000,000 shares authorized at March 31, 2020 and December 31, 2019; 126,621,829 and 125,238,142 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	12	12
Additional paid-in capital	945,026	935,834
Accumulated other comprehensive gain	3,313	671
Accumulated deficit	(396,788)	(365,478)
Total shareholders’ equity	551,563	571,039
Total liabilities and shareholders’ equity	$874,886	$912,302

Adjusted EBITDA

The following table sets forth a reconciliation between our Adjusted EBITDA and our net loss, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands):

	Three Months Ended March 31,
	2020	2019
	(unaudited)
Net loss	$(31,403)	$(18,386)
Interest and other income, net	(2,894)	(1,659)
Income tax benefit	(323)	—
Depreciation and amortization expense	1,978	1,783
Share-based compensation expense	4,675	3,046
Adjusted EBITDA	$(27,967)	$(15,216)